UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2005 (May 11, 2005)

DRS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

1-08533

13-2632319

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

5 Sylvan Way, Parsippany, New Jersey 07054

(Address of principal executive offices)

(973) 898-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

A.  Amendment to Credit Agreement

                On May 12, 2005, DRS Technologies Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to its Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of November 4, 2003 by and among the Company, the lenders party thereto (the “Lenders”), Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), Bear Stearns Corporate Lending Inc., as Syndication Agent for the Lenders (the “Syndication Agent”), and Fleet National Bank, as Documentation Agent for the Lenders (the “Documentation Agent”).  The Second Amendment, which became effective on May 12, 2005, is by and among the Company, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent.

                The Second Amendment amends the restrictions set forth in the Credit Agreement on the ability of the Company and its subsidiaries to sell or dispose of certain assets (Section 11.5 of the Credit Agreement) and the mandatory prepayment requirements related thereto (Section 4.4(b)(iii) of the Credit Agreement).  The Second Amendment permits the Company and its subsidiaries to sell or dispose of assets having a fair market value of $100,000,000 in any fiscal year (the Credit Agreement previously permitted $50,000,000 of such sales or dispositions).  Moreover, the Second Amendment permits the Company to sell or dispose of such assets for up to $2,500,000 in the case of any individual transaction or $30,000,000 for all such transactions in any fiscal year without having to make any prepayments under the Credit Agreement.

                The Second Amendment also amends the restrictions on acquisitions set forth in the Credit Agreement (Section 11.3(d) thereof).   The Company and its subsidiaries are permitted to make certain acquisitions with consideration comprised of cash or debt totaling $200,000,000 in any individual transaction (an increase from $100,000,000).  In addition, the Second Amendment permits the Company and its subsidiaries to make certain acquisitions during any twelve-month period totaling $350,000,000 regardless of the form of consideration (an increase from the $150,000,000 previously permitted under the Credit Agreement).  Finally, the Second Amendment removed the requirement set forth in the Credit Agreement that any acquired company have positive EBITDA (as defined) for the most recent twelve-month period.

                Lastly, the Second Amendment amends Section 11.6 of the Credit Agreement with respect to limitations on dividends and distributions.  The Second Amendment permits the Company to declare and pay cash dividends to its shareholders in an aggregate amount in any fiscal year not to exceed $25,000,000.

                The Administrative Agent, the Syndication Agent, the Documentation Agent and certain of the Lenders have provided the Company with investment banking and other services in the past and may do so in the future.  The Board of Directors approved the amendment to its credit facility on May 12, 2005.

                A copy of the Second Amendment is filed as Exhibit 99.1 hereto.

B.  Compensation Related Matters

On May 12, 2005, the Board of Directors (the “Board”) of the Company, upon advice from an outside compensation consultant retained by the Executive Compensation Committee approved the following:

(i)              Annual Base Salaries of Executive Officers. The Board approved a four percent (4%) increase in the annual salary of each of Mr. Newman, Ms. Dunn and Mr. Mehmel, and a five percent (5%) increase in the annual salary of Mr. Schneider.  The salary increases are effective as of April 1, 2005.

(ii)             Non-Employee Director Compensation Policy

On May 12, 2005, the Board, upon advice from an outside compensation consultant retained by the Executive Compensation Committee, approved the Executive Compensation Committee’s recommendation to modify the compensation structure pursuant to which non-employee directors of the Board (“Non-Employee Directors”) are compensated.

(a)             Retainer; Board Meeting Fees

Effective August 4, 2005, each Non-Employee Director will receive an annual retainer of $45,000, and will receive a fee for each Board meeting attended by the Non-Employee Director.  The fee will be $2,500 for each such Board meeting attended in person.  The Non-Employee Director will generally not receive any fees for a meeting attended by telephone.

(b)            Chairperson and Committee Fees

Effective August 4, 2005, each member of the Audit Committee and Executive Compensation Committee will receive an annual retainer of $10,000 and $5,000 respectively.  An additional $10,000 annual retainer will be payable to the Chairperson of the Audit Committee and an additional $5,000 annual retainer will be payable to the Chairperson of the Executive Compensation Committee.  Each member of the Nominating/Governance Committee and the Ethics Committee will receive an annual retainer of $2,500.

(iii)            Supplemental Executive Retirement Plan. On May 11, 2005, the Executive Compensation Committee approved an amendment and restatement of the Company’s Supplemental Executive Retirement Plan (the “SERP”).

Participants may receive monthly benefits under the SERP on (a) the date the participant attains the age of 65 or if later, the date the participant is first credited with 10 or more years of service (the “Normal Retirement Date”) or (b) on the first day of a month following a participant’s retirement where the retirement occurs after the Normal Retirement Date (the “Deferred Retirement Date”).  Participants under the SERP are divided into two categories. With respect to Class A participants, monthly benefits are calculated by multiplying their final average annual compensation by a percentage equal to the sum of 3% for each of the first 10 years of service plus 1.5% for each of the next 20 years of service divided by 12. The monthly benefits for Class B participants are calculated by multiplying their final average annual compensation by a percentage equal to the sum of 2% for each of the first 10 years of service plus 1.5% for each of the next 20 years of service divided by 12. The maximum percentage by which the final average annual compensation may be multiplied is 60% with respect to Class A participants and 50% with respect to Class B participants.

Participants may also receive monthly benefits under the SERP if they retire prior to the Normal Retirement Date but after attaining age 55 with 10 or more years of service (“Early Retirement”). If a participant chooses Early Retirement, the Company will pay the participant a retirement benefit equal to their normal retirement benefit (as discussed above) reduced by a percentage equal to the product of 2% times the number of years elapsing between the date of his or her early retirement date and the date of his or her 62nd birthday.

A participant’s monthly benefit will be reduced by any amounts available to the participant as a monthly retirement benefit from the Company’s Retirement Savings Plan attributable to contributions made by the Company, by any Old-age Insurance Benefits (as defined under Section 402 of the Social Security Act) received by the participant, and by any pension benefits received by the participant under the Company’s Flight Safety and Communications Employee Pension Plan.

The SERP was also amended and restated to ensure that it will comply with the recently enacted Section 409A of the Internal Revenue Code of 1986, (the “Code”) which regulates deferred compensation plans. Amounts under the SERP which were deferred before January 1, 2005 (as determined by Section 409A of the Code and any rules or regulations promulgated thereunder) (the “Grandfathered Amount”) will be subject to the terms and conditions of the SERP as in effect on December 31, 2004.  In addition, upon a Change in Control (as defined in the SERP) a participant becomes fully vested in his normal retirement benefit.

Upon being named a participant, an employee is eligible to designate a beneficiary for a death benefit under the SERP. The death benefit, with respect to a participant who was a participant prior to April 1, 2004, will be a lump sum amount equal to 5 times the final average annual compensation of the participant. The death benefit for a participant who became a participant on or after April 1, 2004, will be equal to the present value of the participant’s accrued benefit under the SERP as of his or her death.

(iv)           Establishment of Performance Goals for 2006

On May 11, 2005, the Executive Compensation Committee established the performance measures that will determine the annual bonuses that may be earned by the executive officers under Company’s Incentive Compensation Plan.  The measures are based on revenues, bookings, operating income and free cash flow.

ITEM 9.01.                FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	Second Amendment to Credit Agreement, dated as of May 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRS TECHNOLOGIES, INC.
(Registrant)

Date: May 16, 2005	By:

/s/ RICHARD A. SCHNEIDER
Name: Richard A. Schneider
	Title:	Executive Vice President, Chief Financial Officer